Exhibit 4.1

AMERICAN ASSETS TRUST, L.P., as Company

AMERICAN ASSETS TRUST, INC., as Guarantor

INDENTURE

DATED AS OF JANUARY 26, 2021

U.S. BANK NATIONAL ASSOCIATION, as Trustee

i

Section 903	Effect of Supplemental Indenture	66
Section 904	Notation On Securities	67
Section 905	Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee	67

Article Ten Covenants		67

Section 1001	Payment of Principal, Premium, If Any, And Interest	67
Section 1002	Maintenance of Office or Agency	67
Section 1003	Money For Securities Payments to be Held In Trust	69
Section 1004	Existence	71
Section 1005	Maintenance of Properties	71
Section 1006	Insurance	71
Section 1007	Payment of Taxes and Other Claims	71
Section 1008	Statement as to Compliance	72
Section 1009	Additional Amounts	72
Section 1010	Waiver of Certain Covenants	73
Section 1011	Waiver of Usury, Stay or Extension Laws	73

Article Eleven Redemption of Securities		74

Section 1101	Applicability of Article	74
Section 1102	Election to Redeem; Notice to Trustee	74
Section 1103	Selection By Trustee of Securities to be Redeemed	74
Section 1104	Notice of Redemption	75
Section 1105	Deposit of Redemption Price	76
Section 1106	Securities Payable On Redemption Date	76
Section 1107	Securities Redeemed In Part	77

Article Twelve Sinking Funds		78

Section 1201	Applicability of Article	78
Section 1202	Satisfaction of Sinking Fund Payments With Securities	78
Section 1203	Redemption of Securities for Sinking Fund	78

Article Thirteen REPAYMENT AT THE OPTION OF HOLDERS		79

Section 1301	Applicability of Article	79
Section 1302	Repayment of Securities	79
Section 1303	Exercise of Option	79
Section 1304	When Securities Presented For Repayment Become Due and Payable	80
Section 1305	Securities Repaid In Part	81

Article Fourteen Meetings of Holders of Securities		81

Section 1401	Purpose For Which Meetings May Be Called	81
Section 1402	Call, Notice and Place of Meetings	81

Section 1403	Persons Entitled to Vote at Meetings	82
Section 1404	Quorum; Action	82
Section 1405	Determination of Voting Rights, Conduct and Adjournment of Meetings	83
Section 1406	Counting Votes and Recording Action of Meetings	84

Article Fifteen The Guarantees		85

Section 1501	Guarantee	85
Section 1502	Execution and Delivery of Guarantee	86
Section 1503	Limitation of Guarantor’s Liability, Certain Bankruptcy Events	87
Section 1504	Application of Certain Terms and Provisions to the Guarantor	87

Exhibit A-1	Form of Certification	A-1-1
Exhibit A-2	Form of Certification	A-2-1

AMERICAN ASSETS TRUST, L.P.

AMERICAN ASSETS TRUST, INC.

Reconciliation and tie between Trust Indenture Act of 1939 (the “1939 Act”) and the Indenture.

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	607
(a)(2)	607
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	607
(b)	607, 608
Section 311	607
Section 312(a)	704
(b)	115
(c)	701
Section 313(a)	702
(b)	Not Applicable
(c)	702
(d)	702
Section 314(a)(1)-(3)	703
(a)(4)	1008
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
(f)	Not Applicable
Section 315(a)	602
(b)	601
(c)	612(3)
(d)	612
(e)	508
Section 316(a)(last sentence)	101 (Definition of “Outstanding”)
(a)(1)	507
(a)(2)	Not Applicable
(b)	902
(c)	104
Section 317(a)	502
(b)	1003
Section 318(a)	114
(b)	Not Applicable
(c)	114

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the 1939 Act, which provides that the provisions of Sections 310 to and including 317 of the 1939 Act that impose duties on any person are a part of and govern every qualified indenture, whether or not physically contained therein.

THIS INDENTURE, dated as of January 26, 2021, by and among AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Company”), AMERICAN ASSETS TRUST, INC., a Maryland corporation, the Company’s sole general partner (the “General Partner,” and in the capacity as guarantor of one or more series of Securities to be issued hereunder from time to time the “Guarantor”) each having its principal office at 11455 El Camino Real, Suite 200, San Diego, California 92130, and U.S. Bank National Association, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at 633 West Fifth Street, 24th Floor, Los Angeles, California 90071.

RECITALS

The Company deems it necessary to issue from time to time for its lawful purposes debt securities (hereinafter called the “Securities”) evidencing its indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, to be issued in one or more series as provided in this Indenture.

The General Partner, in its capacity as the sole general partner of the Company and as the Guarantor from time to time of Securities issued, has duly authorized the execution and delivery of this Indenture by the Company and for itself, and its Guarantee of the Securities pursuant to the provisions of this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101 DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article One have the meanings assigned to them in this Article One, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein); and

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate Securities.

“Authorized Newspaper” means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Bearer Security” means any Security established pursuant to Section 201 which is payable to bearer.

“Benefited Party” has the meaning specified in Section 1501.

“Board of Directors” means with respect to:

(1) any Person that is a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(2) any Person that is a partnership, the Board of Directors of the general partner of the partnership;

(3) any Person that is a limited liability company, the managing member or members thereof (if a natural person or natural persons) or, if such managing member or members are not natural persons, the Board of Directors or other controlling committee, as the case may be, of the managing member or members of such limited liability company duly authorized to act on behalf of such managing member or members; and

(4) to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person, or if such Person is a partnership, the general partner of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to any Securities pursuant to Section 301, any day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or, when used with respect to a Place of Payment (other than The City of New York) or any other particular location referred to in this Indenture or in the Securities (other than The City of New York), any day, other than a Saturday or Sunday, that is not a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Clearstream” means Clearstream Banking, N.A., or its successor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Depositary” shall have the meaning specified in Section 304.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the General Partner or the Guarantor, as the context shall require, as they exist on the date of this Indenture or any other shares of Capital Stock of the General Partner or the Guarantor into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the General Partner or the Guarantor that is otherwise permitted hereunder in which the General Partner or the Guarantor is not the surviving corporation, the common stock, common equity interests or ordinary shares or depositary shares evidencing common stock, common equity interests or ordinary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor entity.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by (i) the Chairman of the Board, Vice Chairman of the Board, President or any Vice President (which may include any Executive Vice President or any Senior Vice President) and (ii) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company or, if the Company is a partnership, then by such Officer of the General Partner, and delivered to the Trustee.

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (2) any currency unit (or composite currency) for the purposes for which it was established.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“coupon” means any interest coupon appertaining to a Bearer Security.

“covenant defeasance” has the meaning specified in Section 402(3).

“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“DTC” has the meaning specified in Section 304.

“Euroclear” means Euroclear Bank SA/NV.

“Event of Default” has the meaning specified in Section 501.

“Exchange Date” shall have the meaning specified in Section 304.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

“General Partner” means the corporation named as the “General Partner” in the first paragraph of this Indenture, until a successor entity shall have become such, and thereafter “General Partner” shall mean such successor entity.

“Global Security” means a security evidencing all or a part of a series of Securities issued to and registered in the name of the depositary for such series, or its nominee, in accordance with this Indenture.

“Government Obligations” means securities which are:

(1) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” and “Guarantees” mean, with respect to any Securities that are guaranteed by the Guarantor pursuant to Section 301, the full and unconditional guarantee provided by the Guarantor in respect of such Securities as set forth in Article Fifteen hereof and the guarantees endorsed on the certificates evidencing such Securities, or both, as the context shall require.

“Guarantee Obligations” has the meaning specified in Section 1501.

“Guarantor” means the corporation named as the “Guarantor” in the first paragraph of this Indenture until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor entity.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Indenture” means this instrument as originally executed and as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the, or those, particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Interest” and “interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after the Maturity Date, means interest payable after the Maturity Date, and, when used with respect to any other Security which provides for the payment of interest, means such interest.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“legal defeasance” has the meaning specified in Section 402(2).

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Maturity Date,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, redemption at the option of the Company, repurchase, repayment or redemption at the option of the Holder or otherwise.

“Non-Recourse Indebtedness” means indebtedness of a Subsidiary of the Company (or an entity in which the Company is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower and is non-recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower); provided, further, that, if any such Indebtedness is partially recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Indebtedness that does meet the criteria set forth above shall constitute “Non-Recourse Indebtedness.”

“Notice of Default” has the meaning specified in Section 501.

“Officer” and “officer” means, with respect to any Person, the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President (which shall include any Executive Vice President and any Senior Vice President), the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of such Person, or if such Person is a partnership, then by such Officer of such Person’s general partner.

“Officers’ Certificate,” when used with respect to any Person, means a certificate signed by (i) the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President (which may include any Executive Vice President or any Senior Vice President), and (ii) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person or, if such Person is a partnership, then by such Officers of the general partner of such Person, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or, as applicable or as the context may require, the Guarantor, who may be an employee of or other counsel for the Company or, as applicable, the Guarantor, and who shall be satisfactory to the Trustee and delivered to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the entire principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 502.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities therefore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities, or portions thereof, for whose payment or redemption (including repayment at the option of the Holder) money in the necessary amount has been theretofore been deposited with the Trustee or any Paying Agent (other than the Company, the Guarantor or any of their affiliates) in trust or set aside and segregated in trust by the Company, the Guarantor or any such affiliate (if the Company, the Guarantor or any such affiliate shall act as Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities, except to the extent provided in Section 402, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article Four;

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(5) Securities exchanged for or converted into Common Stock or Preferred Stock pursuant to or in accordance with this Indenture if the terms of such Securities provide for exchangeability or convertibility pursuant to Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculation required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Security is originally issued by the Company, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any Guarantor, or of any other obligor upon the Securities or Guarantees, or any Affiliate of the Company or any Guarantor or of such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities owned as provided in clause (iv) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any Guarantor, or any other obligor upon the Securities or Guarantees, or any Affiliate of the Company or any Guarantor or of such other obligor.

“Paying Agent” has the meaning specified in Section 104.

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Indebtedness in the ordinary course of business by the Company or any Subsidiary of the Company in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or entity in which the Company is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Company or any of the Company’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“Person” and “person” mean a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

“Preferred Stock” means, with respect to any Person, all Capital Stock issued by such Person that is entitled to a preference or priority over any other Capital Stock issued by such Person with respect to any distribution of such Person’s assets, whether by dividend or upon any voluntary or involuntary liquidation, dissolution or winding up.

“principal,” when used with respect to any Security, shall be deemed to include a reference to “and premium, if any,” unless otherwise expressly stated or the context otherwise requires; and express mention of premium in any provision hereof shall not be construed as excluding premium in those provisions hereof where express mention is not made.

“Redemption Date” means, with respect to any Security or portion thereof to be redeemed, the date fixed for such redemption by or pursuant to this Indenture or the terms of such Security, as the case may be.

“Redemption Price” has the meaning provided in Section 1106.

“Registered Security” shall mean any Security, including any Global Security, which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose by or pursuant to this Indenture, whether or not a Business Day.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture, whether or not a Business Day.

“Responsible Officer” when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any successor thereto.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any successor thereto.

“Security” and “Securities” have the meanings stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” as to which such Person is Trustee shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” of any specified Person means any Subsidiary in which such Person has invested at least $50.0 million in capital.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Company pursuant to Section 307.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or Interest thereon, means the date specified in such Security or this Indenture as the fixed date on which the principal of such Security or such installment of principal or Interest is due and payable.

“Subsidiary” means, with respect to the Company or the Guarantor, any Person (other than an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Guarantor, as the case may be, or by one or more other Subsidiaries of the Company or the Guarantor, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in effect from time to time, and any successor thereto.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any particular series shall mean only the Trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States Person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

SECTION 102 COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 1008) shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103 FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or, as applicable, the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company and, as applicable, the Guarantor stating that the information as to such factual matters is in the possession of the Company, and as applicable, the Guarantor, unless such counsel knows that the certificate, opinion or representations as to such matters are erroneous.

In any case where any action, request or other matter shall require the delivery of an Officers’ Certificate of the Company and of the Guarantor, the Company and the Guarantor may deliver a single combined certificate.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104 ACTS OF HOLDERS.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fourteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any such agent of the Trustee or the Company, if made in the manner provided in this Section 104. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1406.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a depository that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a depository that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

The ownership of Registered Securities shall be proved by the Security Register. As to any matter relating to beneficial ownership interests in any Global Security, the records of the appropriate depositary and of participants in such depositary shall be dispositive for purposes of this Indenture.

The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced or (2) such Bearer Security is produced to the Trustee by some other Person or (3) such Bearer Security is surrendered in exchange for a Registered Security or (4) such Bearer Security is no longer Outstanding. The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.

If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any agent to whom Securities may be presented for payment (the “Paying Agent”), any Authenticating Agent, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105 NOTICES, ETC., TO TRUSTEE AND COMPANY.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or, as applicable, the Guarantor, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

(2) the Company or, as applicable, the Guarantor, by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or electronically in accordance with the applicable procedures of DTC, to the Company or, as applicable, the Guarantor, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company or, as applicable, the Guarantor, Attention: Chief Financial Officer (with a copy to the Company’s or, as applicable, the Guarantor’s, general counsel); or

(3) either the Trustee or the Company or, as applicable, the Guarantor, by any of the other parties shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt confirmed by telephone followed by an original copy delivered by overnight courier; if to the Trustee at facsimile number (213) 615-6197; and if to the Company or, as applicable, the Guarantor, at facsimile number (858) 350-2620.

SECTION 106 NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company, the Guarantor or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or electronically in accordance with the applicable procedures of DTC, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York on a Business Day, such publication to be not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to any holder of an interest in a global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) according to the applicable procedures of DTC.

SECTION 107 COUNTERPARTS; EFFECT OF HEADINGS AND TABLE OF CONTENTS.

This Indenture may be executed in any number of counterparts, each of which when executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108 SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Company and any Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 109 SEVERABILITY CLAUSE.

In case any provision in this Indenture or in any Security, Guarantee or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110 BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, and as applicable any Guarantees or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111 GOVERNING LAW.

This Indenture and the Securities, and any Guarantees and coupons, shall be governed by and construed in accordance with the internal laws of the State of New York without regard, to the extent permitted by law, to conflicts of laws principles. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 112 LEGAL HOLIDAYS.

In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity Date of any Security or the last date on which a Holder has the right to convert or exchange a Security into other securities or property shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security, Guarantee or coupon other than a provision in the Securities of any particular series or in an Officers’ Certificate or supplemental indenture establishing the terms of such Securities of any particular series pursuant to Section 301 which specifically states that such provision shall apply in lieu hereof), payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) or conversion or exchange of such Security need not be made at such Place of Payment on such date, but (except as otherwise provided with respect to such Security) may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity Date, or on such last day of conversion or exchange, as the case may be, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity Date, as the case may be, until such next succeeding Business Day.

SECTION 113 IMMUNITY OF STOCKHOLDERS, DIRECTORS, OFFICERS AND AGENTS OF THE COMPANY, THE GENERAL PARTNER, AND THE GUARANTOR.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Company, the General Partner, and the Guarantor or of any successor, either directly or through the Company, the General Partner, and the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

SECTION 114 CONFLICT WITH TRUST INDENTURE ACT.

If any provision hereof limits, qualifies, modifies, excludes or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 115 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders of Securities of any series may communicate pursuant to TIA Section 312(b) with other Holders of Securities of such series or any other series with respect to their rights under this Indenture or the Securities of such series or all series. The Company, the Trustee , the Registrar and all other persons shall have the protection of TIA Section 312(c).

SECTION 116 ELECTRONIC SIGNATURES; CORPORATE SEAL

The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Company Request, Opinion of Counsel, Security, Guarantee endorsed on any Security, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 303 or elsewhere in this Indenture to the execution, attestation or authentication of any Security, any Guarantee endorsed on any Security, or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities or any Guarantees endorsed on any Securities. The Company agrees to assume all risks arising out of the use of using digital signatures, including without limitation the risk of the Trustee acting on unauthorized instructions.

ARTICLE TWO

SECURITIES FORMS

SECTION 201 FORMS OF SECURITIES.

The Registered Securities, if any, of each series and the Bearer Securities and coupons, if any, of each series and the related Guarantees endorsed on the Securities of any series, if any, shall be in the forms established in or pursuant to authority granted by one or more Board Resolutions of the Company and, as applicable, the Guarantor and, subject to Section 303 hereof, set forth in an Officers’ Certificate of the Company and, as applicable, the Guarantor, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company and, as applicable, the Guarantor may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

Subject to Section 304, the definitive Securities, Guarantees endorsed on the Securities of any series, if any, and coupons, if any, shall be printed, lithographed or engraved, or produced by any combination of these methods, on a steel engraved border or steel engraved borders or mechanically reproduced on safety paper or may be produced in any other manner, all as determined by the Officers of the Company and, if applicable, the Guarantor executing such Securities, Guarantees, if any, or coupons, if any, as evidenced by their execution of such Securities, Guarantees or coupons.

SECTION 202 FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

Dated:	By:
Authorized Signatory

SECTION 203 SECURITIES ISSUABLE IN GLOBAL FORM.

If Securities of or within a series are issuable in the form of one or more Global Securities, any such Global Security or Securities may provide that it or they shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased, by endorsement thereon, to reflect exchanges. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner or by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Global Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Any Global Security authenticated and delivered hereunder shall bear such legend, if any, as may be set forth in the form of certificate established pursuant to Section 201 or as set forth in the Officers’ Certificate pursuant to Section 301 or in an indenture supplemental hereto.

ARTICLE THREE

THE SECURITIES

SECTION 301 AMOUNT UNLIMITED; ISSUABLE IN SERIES.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions of the Company and, if the Securities of such series are to be guaranteed, the Guarantor, or pursuant to authority granted by one or more Board Resolutions of the Company and, as applicable, the Guarantor, and, subject to Section 303, set forth in an Officers’ Certificate of the Company and, as applicable, the Guarantor, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

(2) subject to the right of the Company to reopen a series of Securities as provided below in this Section 301, any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or upon conversion of or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 1107 or 1305, or if the Securities of such series are convertible into or exchangeable for other securities or properties, Securities of the series authenticated and delivered upon any such conversion or exchange of any such Security of the series in part);

(3) the date or dates, or the method by which such date or dates will be determined, on which the principal of the Securities of the series shall be payable;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates, if any, on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(5) the place or places where the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven), if any, payable in respect of, Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, exchange for other Securities of the series or conversion or exchange for other securities or property and notices or demands to or upon the Company and, as applicable, the Guarantor, in respect of the Securities of the series and this Indenture may be served;

(6) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

(7) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8) if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(9) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity Date thereof pursuant to Section 502 or, if applicable, the portion of the principal amount of Securities of the series that is convertible into or exchangeable for other securities or properties in accordance with the provisions of this Indenture, or the method by which such portion shall be determined;

(11) if other than Dollars, the Foreign Currency or Currencies in which payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven), if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of “Outstanding” in Section 101;

(12) whether the amount of payments of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven), if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13) whether the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven), if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

(14) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(15) any deletions from, modifications of or additions to the defined terms, Events of Default or covenants of the Company or other provisions of this Indenture with respect to Securities of the series, whether or not such defined terms, Events of Default, covenants or other provisions are consistent with the defined terms, Events of Default, covenants or other provisions set forth herein;

(16) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depositary for such series, and all applicable legends as the Company may deem to be applicable to Global Securities;

(17) the date as of which any Bearer Securities of the series and any temporary Global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(18) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the applicable record date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

(19) the applicability, if any, of Section 402 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Four;

(20) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(21) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(22) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 1009 on the Securities of the series to any Holder who is not a United States Person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(23) the obligation, if any, of the Company to permit the conversion or exchange of the Securities of such series into the General Partner’s Common Stock or Preferred Stock, as the case may be, and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price and any requirements relative to the reservation of such shares for purposes of conversion or exchange) and any limitations on the ownership or transferability of the Common Stock or Preferred Stock into which such Securities are convertible or exchangeable;

(24) whether the obligations of Company under the Securities of such series are subject to any Guarantee, and if other than as set forth in Article Fifteen hereof, the terms of such Guarantee;

(25) whether the Securities of such series, and any related Guarantees, are subject to subordination and the terms of such subordination;

(26) the provisions, if any, relating to any security provided for the Securities or any related Guarantee of such series; and

(27) any other terms of the series.

All Securities of any one series and, as applicable, the Guarantees thereof and coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution of the Company and, as applicable, the Guarantor, and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the form or terms of the Securities of any series and any related Guarantees are established by action taken pursuant to one or more Board Resolutions of the Company and, as applicable, the Guarantor, a copy of such Board Resolutions shall be delivered to the Trustee at or before the delivery of the Officers’ Certificate of the Company and, as applicable, the Guarantor setting forth the terms of the Securities of such series and any related Guarantees.

SECTION 302 DENOMINATIONS.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities or any series, the Securities of such series shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 303 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by the Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President (which shall include any Executive Vice President and any Senior Vice President), and attested by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer, of the Company or, if the Company is a partnership, then by such Officer of the General Partner. The related Guarantees, if any, shall be executed on behalf of the Guarantor by the Guarantor’s Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President (which shall include any Executive Vice President or any Senior Vice President), and attested by its Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. The signature of any of these officers on the Securities, Guarantees and coupons may be manual, facsimile or other electronic signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities and Guarantees.

Securities, Guarantees or coupons bearing the manual, facsimile or other electronic signatures of individuals who were at any time the proper Officers of the Company and, as applicable, the Guarantor shall bind the Company or the Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Securities or Guarantees or did not hold such offices at the date of such Securities, Guarantees or coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any Guarantees or coupons appertaining thereto, executed by the Company and, as applicable, the Guarantor, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and Guarantees, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities and Guarantees; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate to Euroclear or Clearstream, as the case may be, in substantially the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 301, dated no earlier than 15 days before the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section 303 and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent Global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

If all the Securities of any series are not to be issued at one time and if the terms of such series as established in or pursuant to a Board Resolution or supplemental indenture shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue.

In authenticating Securities of any series, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

(1) an Opinion of Counsel of the Company and, if applicable, the Guarantor stating to the effect that:

(A) the form or forms of such Securities, the related Guarantees, if any, and any coupons have been established in conformity with the provisions of this Indenture;

(B) the terms of such Securities, the related Guarantees, if any, and any coupons have been established in conformity with the provisions of this Indenture; and

(C) such Securities, together with the related Guarantees, if any, and any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company and the Guarantor to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legally, valid and binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, preferences and other similar laws of general applicability relating to or affecting the rights and remedies of creditors to general equitable principles, limitations on enforceability where such provisions are contrary to public policy and other customary exceptions; and

(2) an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate otherwise required pursuant to Section 301 or a Company Order or an Opinion of Counsel or an Officers’ Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

No Security, Guarantee or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such Guarantee or coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee (or an Authenticating Agent duly appointed by the Trustee pursuant to Section 611) by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security (including a Global Security) shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304 TEMPORARY SECURITIES.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities and any related Guarantees which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

Except in the case of temporary Securities (which shall be exchanged as otherwise provided herein or as otherwise provided in or pursuant to a Board Resolution or supplemental indenture), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any nonmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Unless otherwise provided in or pursuant to a Board Resolution of the Company or set forth in an Officers’ Certificate or supplemental indenture pursuant to Section 301 hereof, the following provisions of this Section 304 shall govern the exchange of temporary Securities other than through the facilities of The Depository Trust Company (“DTC”). If any such temporary Security is issued in global form, then such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the “Common Depositary”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Common Depositary to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Common Depositary, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 301; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the requirements of Section 303.

Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or Clearstream. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only outside the United States.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest

Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs and of the third paragraph of Section 303 and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

SECTION 305 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities on such Security Register as herein provided. If the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

Subject to the provisions of this Section 305, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any such Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

If (but only if) permitted by the applicable Board Resolution of the Company and (subject to Section 303) set forth in the applicable Officers’ Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (1) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (2) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent Global Security shall be exchangeable only as provided in this paragraph. If the depositary for any permanent Global Security is DTC, then, unless the terms of such Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Securities, a Global Security may be transferred, in whole but not in part, only to a nominee of DTC or to DTC, or to a successor to DTC for such Global Security selected or approved by the Company or to a nominee of such successor to DTC. If the depositary for any particular series of Securities is DTC, then, if at any time (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities of such series or if DTC ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, at any time when the depositary is required to be so registered in order to act as depositary for the Global Securities of such series and a successor depositary is not appointed within 90 days after the Company receives such notice or learns of such ineligibility, (ii) the Company determines that the Securities of such series shall no longer be represented by a Global Security and executes and delivers to the Trustee an Officers’ Certificate to such effect with respect to such series or (iii) an Event of Default with respect to the Securities of such series shall have occurred and be continuing, then the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, definitive Securities of such series of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities of such series.

If any beneficial owner of an interest in a permanent Global Security is otherwise entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, definitive Securities of such series in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent Global Security. On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered for exchange by DTC or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose; provided, however , that no Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent Global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer (including evidence of title and identity) in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 1107 or 1305 or the second sentence of the third preceding paragraph not involving any transfer.

Neither the Company nor the Trustee (including in its capacity as Security Registrar) shall be required to (1) issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of such Securities and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the sending of the relevant notice of redemption and (B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the day of sending of the relevant notice of redemption, or (2) register the transfer of or exchange any Registered Security, or portion thereof, so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (3) exchange any Bearer Security so selected for redemption, except that such Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided, however, that such Registered Security shall be simultaneously surrendered for redemption, or (4) issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

SECTION 306 MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

If any mutilated Security or a Security with a mutilated Guarantee or coupon appertaining to it is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with Guarantees or coupons corresponding to the Guarantees or coupons, respectively, if any, appertaining to the surrendered Security.

If there shall be delivered to the Company and to the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security, Guarantee or coupon and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security, Guarantee or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Guarantee or coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with Guarantees or coupons corresponding to the Guarantees or coupons, respectively, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Guarantee or coupon appertains.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with its Guarantee or coupons corresponding to the Guarantee or coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Guarantee or coupon appertains, pay such Security or coupon; provided, however, that payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) with respect to Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series with its Guarantee and coupons, if any, issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company and, if applicable, the Guarantor, whether or not the destroyed, lost or stolen Security and its Guarantee and coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their Guarantees and coupons, if any, duly issued hereunder.

To the extent permitted by applicable law, the provisions of this Section 306 are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, Guarantees or coupons.

SECTION 307 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in the relevant Security Register; provided, however, that, except as may otherwise be specified with respect to a series of Securities in accordance with the provisions of Section 301 and except as provided in the immediately following sentence, each installment of interest on any Registered Security may at the Company’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the Security Register or (2) wire transfer to an account maintained by the payee located inside the United States. Notwithstanding the foregoing, and except as may otherwise be provided with respect to a series of Securities pursuant to Section 301, (1) a Holder of Registered Securities of any series in definitive certificated form in an aggregate principal amount of more than $5,000,000 will have the right, upon written application by such Holder to the Security Registrar not later than the relevant record date, to require that interest on those Securities be paid by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Security Registrar to the contrary; and (2) the Company will pay the principal of and premium, if any, and interest, if any, on Registered Securities in global form that are registered in the name of DTC or its nominee by wire transfer of immediately available funds to DTC or its nominee, as the case may be, as the Holder of such Global Security.

Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States.

In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, in each case as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and the Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid or electronically in accordance with the applicable procedures of DTC, to each Holder of Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308 PERSONS DEEMED OWNERS.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and Interest on (including the Redemption Price upon redemption pursuant to Article Eleven) such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Security.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a depositary shall have any rights under this Indenture with respect to such Global Security and such depositary (or its nominee) shall be treated by the Company, the Guarantor, the Trustee, and any agent of the Company, the Guarantor or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Guarantor, the Trustee, or any agent of the Company, the Guarantor or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a Holder, with respect to such Global Security or impair, as between such depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

SECTION 309 CANCELLATION.

All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer, exchange for other Securities of the same series or conversion or exchange for other securities or property or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by this Indenture. Evidence of the cancellation of Securities and coupons held by the Trustee shall be delivered to the Company upon the Company’s written request.

SECTION 310 COMPUTATION OF INTEREST.

Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 401 SATISFACTION AND DISCHARGE.

This Indenture shall upon a Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to (i) rights hereunder of Holders of the Securities of such series to receive all amounts owing upon the Securities of such series as and when the same shall become due and payable and the other rights of Holders of the Securities of such series, as beneficiaries hereof with respect to the amounts, if any, deposited with the Trustee as provided below, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) as provided below in this Section 401), and the Trustee, upon demand of and at the expense of the Company, shall execute instruments reasonably requested by and the Company acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such series when:

(1) either

(i) all Securities of such series theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(ii) all Securities of such series not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption on a Redemption Date within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Company or the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has, pursuant to a Board Resolution, irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for such purpose, money in U.S. dollars in an amount sufficient to pay and discharge the entire indebtedness on the Securities of such series not theretofore delivered to the Trustee for cancellation, including the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or such Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to this Section 401, then the provisions of Sections 305, 306, 308, 309, 310, 607, 608(5), 1002, 1003, 1009 (if applicable to the Securities of such series) and 1011 and this Article Four (other than Section 402) and, if the Securities of such series will be paid on a Redemption Date, Article Eleven shall survive and remain in full force and effect. At such time as satisfaction and discharge of this Indenture shall be effective with respect to the Securities of a particular series, the Guarantor will be released from its Guarantees of the Securities of such series.

SECTION 402 DEFEASANCE AND COVENANT DEFEASANCE.

(1) The Company may at its option by Board Resolution, at any time, elect to have Section 402(2) or Section 402(3) be applied to the Outstanding Securities of any particular series specified in such Board Resolution upon compliance with the conditions set forth below in this Section 402.

(2) Upon the Company’s exercise of the above option applicable to this Section 402(2), the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on the date the conditions set forth in Section 402(4) are satisfied (hereinafter, “legal defeasance ”). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of the provisions of this Indenture referred to below in this paragraph, and to have satisfied all of its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same), except for the following provisions hereof, which shall survive such legal defeasance and remain in full force and effect with respect to the Securities of such series: (i) the rights of Holders of the Securities of such series to receive, solely from the trust fund described in Section 402(4)(i), payments in respect of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on the Securities of such series when such payments are due, (ii) the provisions of Sections 305, 306, 308, 309, 310, 607, 608(5), 1002, 1003 1009 (if applicable to the Securities of such series) and 1011, and this Article Four (other than Section 401), and if the Securities of such series will be paid on a Redemption Date, Article Eleven, and (iii) the rights, obligations and immunities of the Trustee hereunder. The Company may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3). Upon the effectiveness of any legal defeasance (but not covenant defeasance) with respect to the Securities of a particular series, the Guarantor will be released from its Guarantees of the Securities of such series.

(3) Upon the Company’s exercise of the above option applicable to this Section 402(3) with respect to the Securities of any particular series, the Company and the Guarantor shall be released from their respective obligations under Section 1004 with respect to such Securities to keep in full force and effect their respective rights (charter and statutory) and franchises (but, for the avoidance of doubt, shall not be released from their respective obligations with respect to the Securities of such series to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existences (except as permitted under Article Eight)) and Sections 1005 through 1007, inclusive, and, if expressly provided pursuant to Section 301, any additional covenants applicable to the Securities of such series on and after the date the conditions set forth in Section 402(4) are satisfied (hereinafter, “covenant defeasance”), and the Securities of such series shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to the Outstanding Securities of such series, the Company and the Guarantor may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any covenant as to which covenant defeasance has become effective, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant, and such omission to comply shall not constitute a default or an Event of Default under Section 501(5) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture, the Securities of such series and the related Guarantees shall be unaffected thereby.

(4) The following shall be the conditions to the effectiveness of legal defeasance pursuant to Section 402(2), and covenant defeasance pursuant to Section 402(3), to any Outstanding Securities of or within a series:

(i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount in U.S. dollars, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (or premium, if any) or Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on such Securities, money in an amount, or (C) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of (and premium, if any) and Interest on such Securities on the Stated Maturity of such principal or installment of principal of (or premium, if any) or Interest and the Redemption Price upon redemption pursuant to Article Eleven on the applicable Redemption Date, as the case may be, in accordance with the terms of this Indenture and such Securities.

(ii) In the case of legal defeasance pursuant to Section 402(2) with respect to Securities of a particular series, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(iii) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which either of them is bound.

(iv) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit, and no Event of Default or event which with notice or lapse of time or both would become an Event of Default under Section 501(8) or 501(9) shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit.

(v) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(vi) If the monies or Government Obligations or combination thereof, as the case may be, deposited under Section 402(4)(i) above are sufficient to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on such Securities provided such Securities are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(5) The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 and the principal of (and premium, if any) and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Securities.

(6) Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or Government Obligations (or any proceeds therefrom) held by it with respect to the Securities of any series as provided in Section 402(4)(i) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a legal defeasance or covenant defeasance, as applicable, with respect to the Securities of such series in accordance with this Section 402.

SECTION 403 APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (and proceeds therefrom) deposited with the Trustee pursuant to Section 401 or 402 in respect of Outstanding Securities of any series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or the Guarantor or any of their respective Affiliates or Subsidiaries) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

SECTION 404 REINSTATEMENT.

If the Trustee is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1) or 402(4)(i) to pay any principal of (or premium, if any) or Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on the Securities of a particular series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities and the Guarantor’s obligations under this Indenture and the related Guarantees shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee is permitted to apply all such moneys and Government Obligations to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on such Securities as contemplated by Section 401 or 402, as the case may be, and Sections 403 and 1003; provided, however, that if the Company or the Guarantor makes any payment of the principal of (or premium, if any) or Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on such Securities following the reinstatement of its obligations as aforesaid, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee in trust but only after such time as the principal of and premium and Interest, if any, on the Securities of such series shall have been paid in full.

ARTICLE FIVE

REMEDIES

SECTION 501 EVENTS OF DEFAULT.

In case any one or more of the following (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing with respect to the Securities of any particular series:

(1) default in the payment of any Interest on the Securities of such series when such Interest becomes due and payable that continues for a period of 30 days;

(2) default in the payment of any principal of or premium, if any, or any Redemption Price upon redemption pursuant to Article Eleven, with respect to the Securities of such series, when due and payable;

(3) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of such series;

(4) failure on the part of the Company or the Guarantor to comply with their respective obligations under Article Eight;

(5) default in the performance, or breach, of any other covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(6) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than Non-Recourse Indebtedness) for money borrowed by the Company or the Guarantor or by any Significant Subsidiary of the Company or of the Guarantor, the repayment of which the Company or the Guarantor has guaranteed or for which the Company or the Guarantor is directly responsible or liable as obligor or guarantor (including, without limitation, a default with respect to any Outstanding Securities of any other series), having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness exists as of the date of this Indenture or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument provided, that if the cross-default amount applicable to recourse indebtedness specified in the credit agreement governing the Company’s second amended and restated credit facility, as such agreement may be amended, restated, extended, refinanced or replaced, is increased to exceed $25 million, the reference to $25 million in the foregoing clause shall be automatically replaced by such higher amount up to $50 million;

(7) the rendering against the Company, the Guarantor or any of their respective Significant Subsidiaries of a final judgment for the payment of $35,000,000 or more (excluding any amounts covered by insurance), which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(8) the Guarantor, the Company, or any of their respective Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case; or

(ii) consents to the entry of an order for relief against it in an involuntary case; or

(iii) consents to the appointment of any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Guarantor, the Company or any of their respective Significant Subsidiaries in an involuntary case; or

(ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Guarantor, the Company or any of their respective Significant Subsidiaries or for all or substantially all of its property; or

(iii) orders the liquidation of the Guarantor, the Company or any of their respective Significant Subsidiaries;

and, in each case in this clause (9), the order or decree remains unstayed and in effect for 90 calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 501(8) and Section 501(9)), unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders of Securities), may declare the principal amount of and Interest accrued and unpaid on, all the Securities of such series to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 501(8) or Section 501(9) occurs and is continuing, then the principal of (and premium, if any) and Interest accrued and unpaid on all the Securities of such series shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Securities of such series.

If, at any time after the principal of and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on the Securities of a particular series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding on behalf of the Holders of all of the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences, subject in all respects to Section 507, if: (a) unless otherwise provided pursuant to Section 301 with respect to the Securities of such series, all Events of Default, other than the nonpayment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on the Securities of such series that have become due solely because of such acceleration, have been cured or waived; (b) the Company or the Guarantor shall have deposited with the Trustee a sum sufficient to pay all overdue Interest, including Interest on overdue principal and (to the extent that payment of such Interest is lawful) overdue installments of premium, if any, and Interest, and all principal of (and premium, if any) on the Securities of such series which has become due otherwise than by such acceleration; and (c) the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances pursuant to Section 606. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture with respect to the Securities of a particular series and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, to the maximum extent permitted by applicable law, the Company, the Guarantor, the Holders of the Securities of such series, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantor, the Holders of the Securities of such series, and the Trustee shall continue as though no such proceeding had been taken.

Anything herein to the contrary notwithstanding, unless otherwise provided pursuant to Section 301 with respect to the Securities of any series, Interest on any overdue installments of principal of and (to the extent that payment of such Interest is lawful) premium, if any, and Interest on the Securities of a particular series shall accrue and be payable at the same rate as Interest is otherwise payable on such Securities.

SECTION 502 PAYMENTS OF SECURITIES ON DEFAULT; SUIT THEREFOR.

The Company covenants that in the case of an Event of Default with respect to Securities of a particular series pursuant to Section 501(1), 501(2) or 501(3), upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of such series, (i) the whole amount that then shall be due and payable on all such Securities for principal (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to

Article Eleven and any sinking fund payment), as the case may be, with Interest upon overdue principal and (to the extent that payment of such Interest is enforceable under applicable law) the overdue installments of premium, if any, and accrued and unpaid Interest at the rate (unless otherwise provided in the Securities of such series or pursuant to Section 301 with respect to the Securities of such series) borne by such Securities from the required payment date and (ii) in addition thereto, any amounts due the Trustee under Section 606. Until such demand by the Trustee, the Company may pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on the Securities of such series to the registered Holders, whether or not such payments in respect of the Securities are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company, the Guarantor or any other obligor on the Securities of such series or related Guarantees and collect in the manner provided by law out of the property of the Company, the Guarantor or any other obligor on the Securities of such series or related Guarantees wherever situated the monies adjudged or decreed to be payable.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Guarantor, the Company or any other obligor on the Securities of any particular series or related Guarantees or the property of the Guarantor, the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable and whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of overdue principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on such Securities) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of principal of (and premium, if any) and Interest (including Interest on overdue principal and (to the extent that payment of such Interest is lawful) overdue premium, if any, and Interest (including the Redemption Price upon redemption pursuant to Article Eleven), owing and unpaid in respect of such Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of such Securities allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of such Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of such Securities, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the related Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Securities of such series in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under the Securities of any series or the related Guarantees, may be enforced by the Trustee without the possession of any of the Securities of such series, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities of such series.

In any proceedings brought by the Trustee with respect to the Securities of any series (and in any proceedings involving the interpretation of any provision of this Indenture with respect to the Securities of any series to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities of such series, and it shall not be necessary to make any Holders of the Securities of such series parties to any such proceedings.

SECTION 503 APPLICATION OF MONIES COLLECTED BY TRUSTEE.

Any monies or property collected by the Trustee pursuant to this Article Five with respect to Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:	To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee (in each of its capacities hereunder) hereunder and the compensation and reasonable expenses and disbursements of the Trustee, its agents and counsel all other amounts due the Trustee (in each of its capacities hereunder) and any predecessor Trustee under Section 606 with respect to the Securities of such series;

SECOND:	Subject to any subordination provisions that may have been established with respect to the Securities of such series and, if applicable, the related Guarantees pursuant to Section 301(25), to the payment of the amounts then due and unpaid upon the Securities of such series for principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven), respectively; and

THIRD:	To the payment of the remainder, if any, to the Company.

SECTION 504 PROCEEDINGS BY HOLDERS OF SECURITIES.

No Holder of any Security of any series shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding, judicial or otherwise, in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal of (or premium, if any) or Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on such Securities, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series, (b) the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity or security reasonably satisfactory to it against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee by Holders of a majority in aggregate principal amount of Securities of such series then Outstanding in accordance with Section 507; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities (except as otherwise provided herein). For the protection and enforcement of this Section 504, each and every Holder of Securities and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Security of any series or related Guarantee, the right of any Holder of any Security of any series to receive payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on such Security, on the respective Stated Maturity or Stated Maturities therefor (or, in the case of redemption, on the applicable Redemption Date or, in the case of repayment or repurchase at the option of the Holder, on the date such redemption or repurchase payment is due) and, in the case of any Security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, such Security in accordance with its terms, and to institute suit for the enforcement of any such payment and any such right to convert or exchange, shall not be impaired or affected without the consent of such Holder.

SECTION 505 PROCEEDINGS BY TRUSTEE.

If an Event of Default occurs and is continuing with respect to the Securities of any particular series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 506 REMEDIES CUMULATIVE AND CONTINUING.

To the extent permitted by law, all powers and remedies given by this Article Five to the Trustee or to the Holders of Securities of any particular series shall be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of such Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or in the Securities of such series or related Guarantees, and no delay or omission of the Trustee or of any Holder of any Securities of any particular series to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 504, every power and remedy given by this Article Five or by law to the Trustee or to the Holders of such Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of such Securities.

SECTION 507   DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF HOLDERS OF SECURITIES.

The Holders of not less than a majority in aggregate principal amount of the Securities of a particular series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of the Securities of such series not joining therein, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification or security satisfactory to it against any loss or expense caused by taking or not taking such action or following such direction. The Holders of a majority in aggregate principal amount of the Securities of any particular series at the time Outstanding may, on behalf of the Holders of all of the Securities of such series, waive any past default or Event of Default with respect to Securities of such series hereunder and its consequences except (i) a default in the payment of any principal of (or premium, if any) or Interest on the Securities of such series, (ii) if the Securities of such series shall be subject to redemption at the option of the Company, a default in the payment of the Redemption Price or any Interest on the Securities of such series called for redemption on a Redemption Date pursuant to Article Eleven, (iii) if the Securities of such series shall be subject to repayment at the option of the Holders, a default in the payment of any principal of or premium, if any, or Interest due upon any such repayment, (iv) if the Securities of such series are convertible into or exchangeable for other securities of property, a default in delivery of such securities or other property upon any such conversion or exchange, or (v) a default in respect of a covenant or provisions hereof, which under Article Nine cannot be modified or amended without the consent of the Holders of each outstanding Security affected thereby. Upon any such waiver, such past default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture with respect to the Securities of such series, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Upon any such waiver, such default with respect to such Securities shall cease to exist, and any Event of Default with respect to such Securities arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default with respect to such Securities or impair any right consequent thereon.

SECTION 508 UNDERTAKING TO PAY COSTS.

All parties to this Indenture agree, and each Holder of a Security of any particular series by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 508 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of Securities of such series, or group of Holders of such series, holding in the aggregate more than ten percent in principal amount of the Securities of such series at the time Outstanding, or to any suit instituted by any Holder of Securities of such series for the enforcement of the payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on any such Security on or after the due date expressed in such Security or for the enforcement of the right, if any, to convert or exchange any Security into other securities or property in accordance with its terms.

ARTICLE SIX

THE TRUSTEE

SECTION 601 NOTICE OF DEFAULTS.

Within 90 calendar days after a Responsible Officer knows of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however , that, except in the case of a default in the payment of the principal of (or premium, if any) or Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on any Security of a particular series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities of such series; and provided further that in the case of any default or breach with respect to Securities of any series of the character specified in Section 501(7), no such notice to Holders of Securities of such series shall be given until at least 60 days after the occurrence thereof.

SECTION 602 CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of TIA Section 315(a) through 315(d):

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or willful misconduct on its part, rely upon an Officers’ Certificate;

(4) before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders of the Securities of such series shall have offered, and, if requested, provided, to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity or security satisfactory to the Trustee against such losses, liabilities or expenses as a condition to proceeding. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(9) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(10) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct;

(11) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed thereby to act hereunder;

(12) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(13) except for (i) a default under Sections 501(1), 501(2) or 501(3) hereof, or (ii) any other event of which a Responsible Officer of the Trustee has “actual knowledge” and which event constitutes or, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture with respect to Securities of any particular series, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

SECTION 603 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

The recitals contained herein and in the Securities and any related Guarantees, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company or the Guarantor, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or any related Guarantees, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 604 MAY HOLD SECURITIES AND COMMON STOCK.

The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities or Common Stock and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

SECTION 605 MONEY HELD IN TRUST.

Money or property held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 606 COMPENSATION AND REIMBURSEMENT.

The Company agrees:

(1) to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation as agreed in writing for all services rendered by it in any capacity hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct as determined by a final nonappealable order of a court of competent jurisdiction; and

(3) to indemnify each of the Trustee (in any capacity hereunder) and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part as determined by a final nonappealable order of a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 501(8) or 501(9), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on any Securities. The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 607 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING INTERESTS.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. Neither the Company, the Guarantor nor any Person directly or indirectly controlling, controlled by, or under common control with the Company or the Guarantor shall serve as Trustee.

If and when the Trustee shall be or become a creditor of the Company or the Guarantor or any other obligor under the Securities, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company, the Guarantor or any such other obligor, as the case may be.

SECTION 608 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

(2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

(4) If at any time:

(i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security of any series who has been a bona fide Holder of a Security of such series for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder of a Security of any series who has been a bona fide Holder of a Security of such series for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee, or (B) subject to TIA Section 315(e), any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities of such series and accepted appointment in the manner hereinafter provided, any Holder of Securities of such series who has been a bona fide Holder of Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee by sending or causing to be sent such notice to the Holders of Securities of such series as they appear on the Security Register. Each notice shall include the name of the successor Trustee with respect to such series and the address of its Corporate Trust Office.

SECTION 609 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

(1) In case of the appointment hereunder of a successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 606.

(2) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring as to all Outstanding Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to Securities of that or those series to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(3) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section 609, as the case may be.

(4) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 611 APPOINTMENT OF AUTHENTICATING AGENT.

At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, or partial conversion or exchange thereof into other securities or property, and such Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106 by sending or causing to be sent such notice to the Holders of Securities of such series as they appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

“This is one of the Securities designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Dated:                 ”

SECTION 612 CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

(1) With respect to the Securities, except during the continuance of an Event of Default with respect to any particular series of Securities:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and imposed by the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

(2) In case an Event of Default has occurred and is continuing with respect to the Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of their own affairs.

(3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable to Holders of Securities of any particular series with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(v) except as explicitly specified otherwise herein or in the terms of any Securities of any series established pursuant to Section 301, the Company will be responsible for making all calculations required under this Indenture and the Securities. The Company will make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Holders of the Securities. The Company will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of the Securities upon request.

(4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 612.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701 DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of sending any material pursuant to a request made under TIA Section 312(b).

SECTION 702 REPORTS BY TRUSTEE.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by TIA Section 313(a).

A copy of each such report at the time of its sending to Holders of Securities of any series shall be filed with the SEC and each national securities exchange on which the Securities of such series are listed. The Company shall promptly notify the Trustee when Securities of any series are listed on any national securities exchange.

SECTION 703 REPORTS BY GUARANTOR.

The Guarantor will:

(1) Whether or not the Guarantor is subject to Section 13 or Section 15(d) of the Securities Exchange Act and for so long as any Securities are outstanding, file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission or would be required to file with the Commission pursuant to the applicable rules and regulations of the Commission, as the case may be, copies of the annual reports, quarterly reports, and information, documents and other reports which the Guarantor would be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to clauses (1) and (2) of this Section 703 as may be required by rules and regulations prescribed from time to time by the Commission.

(4) The Guarantor will be deemed to have filed any of the reports, information and documents described in clauses (1), (2) or (3) of this Section 703 with the Trustee if the Guarantor has filed the same with the Commission using the EDGAR filing system and such filings are publicly available. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the Securities (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

SECTION 704 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

The Company will furnish or cause to be furnished to the Trustee:

(1) semiannually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date or, if there is no Regular Record Date for interest for such series of Securities, semiannually, upon such dates as are set forth in or established pursuant to the Board Resolution or indenture supplemental hereto authorizing such series or, if no dates are set forth or established as aforesaid, not later than May 15 and November 15 of each year, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

SECTION 801 COMPANY MAY CONSOLIDATE ON CERTAIN TERMS.

Nothing contained in this Indenture or in the Securities of any series shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Company to any other Person (whether or not affiliated with the Company); provided, however , that the following conditions are met:

(1) the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor entity and the Guarantor and delivered to, and executed by, the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(2) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) either the Company or the successor Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 801 unless prior thereto the Guarantor shall have delivered to the Trustee an Officers’ Certificate of the Guarantor, and an Opinion of Counsel of the Guarantor, each stating that the Guarantor’s obligations hereunder and under the Guarantees endorsed on the Securities shall remain in full force and effect thereafter.

SECTION 802 COMPANY SUCCESSOR TO BE SUBSTITUTED.

Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities and the Guarantees endorsed on the Securities thereafter to be issued as may be appropriate.

SECTION 803 GUARANTOR MAY CONSOLIDATE ON CERTAIN TERMS.

Nothing contained in this Indenture or in the Securities of any series shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Guarantor to any other Person (whether or not affiliated with the Guarantor); provided, however , that the following conditions are met:

(1) the Guarantor shall be the continuing entity, or the successor entity (if other than the Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor entity and the Company and delivered to, and executed by, the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of all amounts due under the Guarantees and the due and punctual performance and observance of all of the covenants and conditions in this Indenture and the Guarantees;

(2) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) either the Guarantor or the successor Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 804 GUARANTOR SUCCESSOR TO BE SUBSTITUTED.

Upon any consolidation by the Guarantor with or merger of the Guarantor into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with Section 803, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities and the Guarantees endorsed on the Securities thereafter to be issued as may be appropriate.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS OF SECURITIES.

The Company, the Guarantor and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto without the consent of any Holder of the Securities for any of the following purposes:

(1) to evidence a successor to the Company as obligor or to the Guarantor as guarantor under this Indenture;

(2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities and any related Guarantees, respectively, or to surrender any right or power conferred upon the Company or the Guarantor in this Indenture with respect to all or any series of Securities or any related Guarantees;

(3) to add Events of Default for the benefit of the Holders of the Securities of all or any series;

(4) to amend or supplement any provisions of this Indenture with respect to Securities of all or any series; provided that no amendment or supplement shall adversely affect the interests of the Holders of such Securities in any respect;

(5) to secure the Securities of all or any series;

(6) to provide for the acceptance of appointment of a successor Trustee with respect to the Securities of all or any series, or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(7) to cure any ambiguity, defect or inconsistency in this Indenture; provided that this action shall not adversely affect the interests of the Holders of the Securities of any series in any respect;

(8) to establish the form or terms of Securities of any series and any related Guarantees as permitted by Sections 201 and 301, and any deletions from or additions or changes to this Indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other Securities then Outstanding or to any other series of Securities);

(9) to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of Securities or may apply to this Indenture generally, including the amendment and restatement this Indenture), provided that such amendment or supplement does not (i) apply to any Security of any series then Outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) modify the rights of the Holder of any such Security;

(10) to comply with the TIA;

(11) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance pursuant to Article Four; provided that the action shall not adversely affect the interests of the Holders of the Securities of any series in any respect;

(12) to conform the provisions of this Indenture, the Securities or the related Guarantees to the description thereof contained in the applicable prospectus and any related prospectus supplement; or

(13) to add additional guarantors for the benefit of the Securities of all or any series.

Upon the written request of the Company, accompanied by a copy of the Board Resolutions authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 902 SUPPLEMENTAL INDENTURE WITH CONSENT OF HOLDERS OF SECURITIES.

With the consent (evidenced as provided in Section 104) of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities of each series affected by such supplemental indenture, the Company, the Guarantor, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or the Securities of such series or modifying in any manner the rights of the Holders of the Securities of such series; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected by such supplemental indenture:

(1) change the Stated Maturity of the principal of or any installment of Interest on any Security or reduce the principal amount of (or premium, if any) or the rate or amount of Interest on any Security;

(2) change the Place of Payment, or the coin or currency, for payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on any Security or impair the right to institute suit for the enforcement of any payment on or with respect to any Security or, in the case of Securities which are convertible into or exchangeable for other securities or property, impair the right to institute suit for the enforcement of such right to conversion or exchange, as the case may be;

(3) reduce the percentage in principal amount of the Outstanding Securities of any series necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the quorum or change voting requirements set forth in this Indenture;

(4) modify or affect in any manner adverse to the Holders of any Security the terms and conditions of the obligations of the Guarantor in respect of the payments of principal and premium, if any, and Interest;

(5) make any change that adversely affects the right, if any, to convert or exchange any Security for Common Stock of the Guarantor or other securities or properties in accordance with its terms; or

(6) modify any of this Section 902 or the second paragraph of Section 507 or Section 1010, except to increase the percentage required to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of each of the Outstanding Securities affected thereby.

Upon the written request of the Company and upon the filing with the Trustee of evidence of the consent of Holders of the applicable Securities as aforesaid, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the Act of the Holders of Securities under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 903 EFFECT OF SUPPLEMENTAL INDENTURE.

Any supplemental indenture executed pursuant to the provisions of this Article Nine shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the Holders of Securities of all series or the applicable series, as the case may be, shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 904 NOTATION ON SECURITIES.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Nine may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company (with any Guarantees endorsed thereon duly executed by the Guarantor), authenticated by the Trustee (or an Authenticating Agent duly appointed by the Trustee pursuant to Section 611) and delivered in exchange for the Securities of such series then Outstanding, upon surrender of such Securities then Outstanding.

SECTION 905 EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TO TRUSTEE.

Prior to entering into any supplemental indenture pursuant to this Article Nine, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Nine and is otherwise authorized or permitted by this Indenture.

ARTICLE TEN

COVENANTS

SECTION 1001 PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) payable in respect of the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before the Stated Maturity, other than Additional Amounts, if any, payable as provided in Section 1009 in respect of principal of (or premium, if any, on) such a Bearer Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

SECTION 1002 MAINTENANCE OF OFFICE OR AGENCY.

If Securities of a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for such series of Securities an office or agency where Securities of that series may be presented or surrendered for payment or, if applicable, conversion or exchange for other securities or property, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain: (1) in The City of New York, an office or agency where any Securities of that series may be presented or surrendered for payment or, if applicable, conversion or exchange for other securities or property, where any Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment or, if applicable, conversion or exchange for other securities or property in the circumstances described in the following paragraph (and not otherwise); (2) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of that series pursuant to Section 1009) or, if applicable, conversion or exchange for other securities or property; provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in any required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange; and (3) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 1009) or, if applicable, conversion or exchange for other securities or property at the offices specified for the purpose with respect to such Securities as provided in or pursuant to this Indenture (and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands), and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands. The Corporate Trust Office of the Trustee shall not be a place of service of legal process on the Company.

Unless otherwise specified with respect to any Securities pursuant to Section 301, no payment of principal, premium or interest on or Additional Amounts in respect of Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any Additional Amounts payable on Securities of such series pursuant to Section 1009) shall be made at the office of the Company’s Paying Agent in The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the Corporate Trust Office, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent and as its agent to receive all such presentations, surrenders, notices and demands; provided that if the Securities of any series are issued in the form of one or more permanent Global Securities and such Global Securities are to be exchanged for Securities in physical, certificated form as contemplated by Section 305 or otherwise, then, unless The City of New York is a Place of Payment for the Securities of such series, the Company shall promptly designate an office or agency in The City of New York where Securities of such series may be presented or surrendered for payment or conversion or exchange for other securities or properties, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (1) are denominated in a Foreign Currency or (2) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

SECTION 1003 MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) in respect of, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) in respect of, any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will

(1) hold all sums held by it for the payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) on the Securities of that series; and

(3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall automatically serve as Paying Agent for the Securities.

Except as otherwise provided herein or pursuant hereto or as may be required by applicable law, in each case with respect to the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or Interest (including the Redemption Price upon redemption pursuant to Article Eleven) in respect of, any Security of any such series and remaining unclaimed for two years after such principal of (or premium, if any) or Interest (including the Redemption Price upon redemption pursuant to Article Eleven) has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment of such principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article Eleven) in respect of, such Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, or to be sent to Holders of Registered Securities, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or notice, as the case may be, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004 EXISTENCE.

Except as permitted under Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Company nor the Guarantor will be required to preserve any right or franchise if its Board of Directors determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Company or the Guarantor, as the case may be.

SECTION 1005 MAINTENANCE OF PROPERTIES.

The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the Company may be necessary in order for the Company to at all times properly and advantageously conduct its business carried on in connection with such properties.

SECTION 1006 INSURANCE.

The Company will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Company and its Subsidiaries do business in accordance with prevailing market conditions and availability.

SECTION 1007 PAYMENT OF TAXES AND OTHER CLAIMS.

Each of the Company and the Guarantor will pay or discharge or cause to be paid or discharged, before it becomes delinquent: (1) all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and (2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries. However, neither the Guarantor nor the Company will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

SECTION 1008 STATEMENT AS TO COMPLIANCE.

The Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company and the Guarantor, or if the Company or the Guarantor is a partnership, then by such officer of the Company’s or Guarantor’s general partner, as applicable, as to the knowledge of such officer the Company’s and the Guarantor’s respective compliance with all conditions and covenants under this Indenture and the Securities, and in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 1008, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 1008 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

SECTION 1009 ADDITIONAL AMOUNTS.

If any Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto Additional Amounts as may be specified as contemplated by Section 301. Whenever in this Indenture there is mentioned the payment of the principal of or any premium or Interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to the Maturity Date, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or Interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are not United States Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. If the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned Officers’ Certificate, then the Trustee or such Paying Agent shall be entitled (1) to assume that no such withholding or deduction is required with respect to any payment of principal, premium or Interest with respect to any Securities of a series or related coupons until it shall have received a certificate advising otherwise and (2) to make all payments of principal, premium and Interest with respect to the Securities of a series or related coupons without withholding or deductions until otherwise advised. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them pursuant to this Section 1009 or in reliance on any Officers’ Certificate furnished pursuant to this Section 1009 or in reliance on the Company’s not furnishing such an Officers’ Certificate.

SECTION 1010 WAIVER OF CERTAIN COVENANTS.

The Company and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 through 1007, inclusive, with respect to the Securities of any series and, if expressly provided pursuant to Section 301, any additional covenants applicable to the Securities of such series if before or after the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1011 WAIVER OF USURY, STAY OR EXTENSION LAWS.

Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101 APPLICABILITY OF ARTICLE.

Securities of any series which are redeemable at the option of the Company before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article Eleven.

SECTION 1102 ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In the case of any redemption at the election of the Company of the Securities of any series, the Company shall, at least five Business Days prior to the giving of the notice of redemption in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103 SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

If less than all the Securities of any series (or, in the case of Securities of any series which may be issued from time to time and with different terms, if less than all of the Securities of such series with the same terms and CUSIP number) are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series (or the outstanding Securities of such series with the same terms and CUSIP number, as the case may be) not previously called for redemption, by such method as the Trustee shall deem fair and appropriate or, if applicable, as is required by the depository for Global Securities of such series, and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiples of $1,000 in excess thereof) of the principal amount of Securities of such series.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1104 NOTICE OF REDEMPTION.

Notice of redemption shall be given in the manner provided in Section 106, not less than 15 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Security or portion thereof.

Any notice that is sent to the Holders of Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price and Additional Amounts, if any, payable upon redemption;

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed;

(4) in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 1106, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date;

(6) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any;

(7) that the redemption is for a sinking fund, if such is the case;

(8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished;

(9) if Bearer Securities of any series are to be redeemed and any Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made;

(10) the CUSIP number of such Securities, if any; and

(11) if applicable, that a Holder of Securities who desires to convert or exchange Securities called for redemption for other securities or property must satisfy the requirements for conversion or exchange contained in such Securities, the then-existing conversion or exchange price or rate, the place or places where such Securities may be surrendered for conversion or exchange, and the date and time when the option to convert or exchange shall expire.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request given at least five (5) Business Days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company.

SECTION 1105 DEPOSIT OF REDEMPTION PRICE.

On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or the Guarantor is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified with respect to the Securities of such series pursuant to Section 301) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

If any Securities called for redemption is converted or exchanged for other securities or property (other than an exchange for other Securities of the same series), any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 1106 SECURITIES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at a redemption price therein specified (the “Redemption Price” ) in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest; and provided further that, except as may otherwise be provided pursuant to Section 301, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and, to the extent permitted by applicable law, the premium, if any, and Interest thereon) due on such Redemption Date shall, until paid, bear interest from the Redemption Date at the rate borne by or provided in, as the case may be, the Security or pursuant to Section 301 with respect to the Securities of any series.

SECTION 1107 SECURITIES REDEEMED IN PART.

Any Registered Security which is to be redeemed only in part (pursuant to the provisions of this Article Eleven or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series (together, if applicable, with a Guarantee endorsed thereon) of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201 APPLICABILITY OF ARTICLE.

The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202 SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) together, in the case of any Bearer Securities of such series, with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Company; provided, however, that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203 REDEMPTION OF SECURITIES FOR SINKING FUND.

Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the

Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and at the Company’s request given at least five (5) Business Days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee) cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

REPAYMENT AT THE OPTION OF HOLDERS

SECTION 1301 APPLICABILITY OF ARTICLE.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the applicable terms, if any, of such Securities and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article Thirteen.

SECTION 1302 REPAYMENT OF SECURITIES.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with Interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal of, and premium, if any, and (except if the Repayment Date shall be an Interest Payment Date) accrued Interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 1303 EXERCISE OF OPTION.

Securities of any series subject to repayment at the option of the Holders thereof may contain an “Option to Elect Repayment” or similar form. Except in the case of Global Securities and except as may otherwise be provided pursuant to Section 301 with respect to the Securities of any series, in order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not later than such date as may be specified in the terms of such Securities (1) the Security so providing for such repayment together with, if applicable, any “Option to Elect Repayment” or similar form duly completed by the Holder (or by the Holder’s attorney duly authorized in writing) or (2) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority Inc. (or any successor thereto), or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with, if applicable, any duly completed “Option to Elect Repayment” or similar form on the reverse of the Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Security and, if applicable, form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum authorized denomination for Securities of such series or integral multiples of $1,000 in excess thereof, and the denomination or denominations of the Security or Securities (which also must be authorized denominations) to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part.

SECTION 1304 WHEN SECURITIES PRESENTED FOR REPAYMENT BECOME DUE AND PAYABLE.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article Thirteen and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of any principal of or premium, if any, or Interest on such Securities due on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear Interest and the coupons for such Interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued Interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and provided further that, unless otherwise provided pursuant to Section 301 with respect to the Securities of any series, in the case of Registered Securities, installments of Interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that Interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If the principal of or premium, if any, or Interest on any Security surrendered for repayment shall not be so paid upon surrender thereof, such principal amount and, to the extent permitted by applicable law, such premium, if any, and Interest shall, until paid, bear interest from the Repayment Date at the rate of Interest borne (unless otherwise provided in such Security or pursuant to Section 301 with respect to such Security) by such Security.

SECTION 1305 SECURITIES REPAID IN PART.

Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE FOURTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1401 PURPOSE FOR WHICH MEETINGS MAY BE CALLED.

A meeting of Holders of Securities of any particular series may be called at any time and from time to time pursuant to this Article Fourteen to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1402 CALL, NOTICE AND PLACE OF MEETINGS.

(1) The Trustee may at any time call a meeting of Holders of Securities of any particular series for any purpose specified in Section 1401, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities of any particular series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Securities of any particular series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section 1402.

SECTION 1403 PERSONS ENTITLED TO VOTE AT MEETINGS.

To be entitled to vote at any meeting of Holders of Securities of any particular series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any particular series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Company and its counsel.

SECTION 1404 QUORUM; ACTION.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then Outstanding Securities of such series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(2), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Except as limited by the proviso to the first paragraph of Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened of the Holders of the Securities of any series at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to the first paragraph of Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of particular any series duly held in accordance with this Section 1404 shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 1404, if any action is to be taken at a meeting of Holders of Securities of any particular series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of such series and one or more additional series, acting collectively and voting together as a single class:

(1) there shall be no minimum quorum requirement for such meeting and

(2) the principal amount of the Outstanding Securities of all such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

SECTION 1405 DETERMINATION OF VOTING RIGHTS, CONDUCT AND ADJOURNMENT OF MEETINGS.

(1) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspector of elections, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(2) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities of any series as provided in Section 1402(2), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(3) At any meeting each Holder of a Security of any particular series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any particular series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 1406 COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

The vote upon any resolution submitted to any meeting of Holders of Securities of any particular series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any particular series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE FIFTEEN

THE GUARANTEES

SECTION 1501 GUARANTEE.

By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article Fifteen, the Guarantor hereby fully and unconditionally guarantees to each Holder of Securities of each series that are guaranteed by the Guarantor, and authenticated and delivered by the Trustee, and its successors and assigns that: (i) the principal of and premium (including the Redemption Price upon redemption pursuant to Article Eleven) and Interest on Securities of such series shall be duly and punctually paid in full when due, whether at the Stated Maturity, upon acceleration, upon redemption, upon repayment at the option of the Holders or otherwise, and Interest on overdue principal and (to the extent permitted by law) Interest on any overdue premium and Interest, if any, on Securities of such series and all other obligations of the Company to the Holders of Securities of such series or the Trustee hereunder or under the Securities of such series (including fees, expenses or other, and also including any obligations of the Company to convert or exchange the Securities of such series for other securities or property) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Securities of such series or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Stated Maturity, by acceleration, call for redemption upon repayment at the option of the Holders or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 1503 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article Fifteen, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of any series that are guaranteed by the Guarantor or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of any such series with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders of Securities of any series or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as may otherwise be provided therein, the Guarantee of the Securities of any series and any coupons appertaining thereto shall not be discharged except by payment and performance in full of all Guarantee Obligations, including the principal of, and premium, if any, and Interest on the Securities of such series and all other costs provided for under this Indenture, or as provided in Article Four.

If any Holder of the Securities of any series or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any trustee or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder in respect of the Securities of that series, the Guarantee of the Securities of such series, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of the Securities of any series in respect of any Guarantee Obligations until payment in full and performance of all such Guarantee Obligations . The Guarantor agrees that, as between it, on the one hand, and the Holders of Securities of each series that are guaranteed by the Guarantor and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

SECTION 1502 EXECUTION AND DELIVERY OF GUARANTEE.

To evidence the Guarantee set forth in Section 1501 hereof with respect to the Securities of any series, the Guarantor agrees that a notation of the Guarantee shall be endorsed on each Security of such series that is authenticated and delivered by the Trustee, that such notation of the Guarantee shall be executed on behalf of the Guarantor by two Officers of the Guarantor and that the form and terms of such notation of the Guarantee with respect to the Securities of such series shall be established as provided in Sections 201 and 301 hereof.

The Guarantor agrees that the Guarantee set forth in this Article Fifteen shall remain in full force and effect and apply to all the Securities of each series that are guaranteed by the Guarantor notwithstanding any failure to endorse on each Security of such series a notation of the Guarantee.

If an Officer whose signature is on a notation of Guarantee endorsed on a Security of any series that are guaranteed by the Guarantor no longer holds that office at the time the Trustee authenticates such Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture and endorsed on such Security on behalf of the Guarantor.

SECTION 1503 LIMITATION OF GUARANTOR’S LIABILITY, CERTAIN BANKRUPTCY EVENTS.

(a) The Guarantor, and by its acceptance hereof each Holder of Securities of each series that is guaranteed by the Guarantor, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee of the Securities of such series not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders of the Securities of each series that are guaranteed by the Guarantor and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article Fifteen with respect to the Securities of such series and the notations of Guarantee that are endorsed on the Securities of such series shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee of the Securities of such series not constituting a fraudulent transfer or conveyance.

(b) The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

SECTION 1504 APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTOR.

(a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 101 hereof shall apply to the Guarantor as if references therein to the Company or the General Partner, as applicable, were references to the Guarantor.

(b) Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 102 hereof as if all references therein to the Company were references to the Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

American Assets Trust, L.P., as the Company By: American Assets Trust, Inc., its sole general partner

By:	/s/ Robert F. Barton
Name: Robert F. Barton Title: Executive Vice President and Chief Financial Officer

American Assets Trust, Inc., as Guarantor

By:	/s/ Robert F. Barton
Name: Robert F. Barton Title: Executive Vice President and Chief Financial Officer

U.S. Bank National Association, as the Trustee

By:	/s/ Fonda Hall
Name: Fonda Hall Title: Vice President

EXHIBIT A-1

FORMS OF CERTIFICATION

FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED

TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST

PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account are owned by (i) person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States Person(s)”), (ii) United States Person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv), are herein referred to as “financial institutions”) purchasing for their own account or for resale or (b) United States Person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise American Assets Trust, L.P. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States Person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to [US$                  ] of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

A-1-1

We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making Certification]

(Authorized Signator)

Name:
Title:

A-1-2

EXHIBIT A-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR

AND CLEARSTREAM S.A. IN CONNECTION WITH THE EXCHANGE OF

A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO

OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [US$]                  principal amount of the above-captioned Securities is owned by (i) person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ( “United States Person(s)”), (ii) United States Person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v), are herein referred to as “financial institutions”) purchasing for their own account or for resale or (b) United States Person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise American Assets Trust, L.P. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States Person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

A-2-1

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Euroclear Bank SA/NV]
[Clearstream S.A.]

By:

A-2-2